UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2025

Rush Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-20797 (Commission File Number)	74-1733016 (IRS Employer Identification No.)

555 IH-35 South, Suite 500 New Braunfels, Texas (Address of principal executive offices)		78130 (Zip Code)

Registrant’s telephone number, including area code: (830) 302-5200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	RUSHA	Nasdaq Global Select Market
Class B Common Stock, par value $0.01 per share	RUSHB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Effective June 13, 2025, Rush Truck Centres of Canada Limited (“RTC-Canada”), a subsidiary of Rush Enterprises, Inc. (the “Company”), and the Company, as guarantor, entered into the Third Amendment to the Amended and Restated BMO Wholesale Financing and Security Agreement (the “Third Amendment”) with Bank of Montreal (“BMO”), which amended that certain Amended and Restated BMO Wholesale Financing and Security Agreement, dated as of July 15, 2022, among RTC-Canada, BMO and the Company, as guarantor (the “RTC-Canada Floor Plan Credit Agreement”), as amended.

Pursuant to the terms of the Third Amendment, the RTC-Canada Floor Plan Credit Agreement was amended to increase the total loan commitment from $116.7 million CAD to $171.7 million CAD.

The foregoing description of the Third Amendment is qualified in its entirety by reference to the full text of the Third Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description

Exhibit 10.1	Third Amendment to the Amended and Restated BMO Wholesale Financing and Security Agreement, dated as of June 13, 2025, by and among RTC-Canada and BMO.

Exhibit 104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUSH ENTERPRISES, INC.

Dated: June 18, 2025	By:	/s/ Michael Goldstone
Michael Goldstone
Senior Vice President, General Counsel and Corporate Secretary